Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Fourth Quarter 2013 Financial Results Contact: Bill Hensel, 404-479-2886
Net loss of ($84.3) million or ($0.63) per common share
Core earnings of $63.6 million or $0.48 per common share *
Book value of $17.97 per common share

Atlanta – February 19, 2014 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced results for the quarter ended December 31, 2013.

“In the fourth quarter we made significant progress on new initiatives aimed at reducing book value volatility and stabilizing core earnings," said Richard King, President and CEO. "Despite the increase in interest rates, book value increased 1.9% and core earnings were $0.48 per share."

($ in millions, except per share amounts)	Q4 ‘13	Q3 ‘13
	(unaudited)	(unaudited)
Average earning assets (at amortized costs)	$20,063.5	$20,452.7
Average borrowed funds	17,867.2	18,150.6
Average equity	$2,403.4	$2,426.3

Interest income	$174.9	$171.3
Interest expense	95.6	89.6
Net interest income	79.2	81.7
Loss on sale of investments	(142.5)	(69.3)
Other loss	(4.0)	(5.2)
Operating expenses	14.2	13.2
Net loss	(81.6)	(6.0)
Preferred dividend	2.7	2.7
Net loss after preferred dividend	($84.3)	($8.7)

Average portfolio yield	3.49%	3.35%
Average cost of funds	2.14%	1.97%
Debt to equity ratio	7.3x	6.9x
Return on average equity	(14.03%)	(1.44%)
Book value per common share (diluted)	$17.97	$17.64
Loss per common share (basic)	($0.63)	($0.06)
Core earnings per common share *	$0.48	$0.50
Dividend per common share	$0.50	$0.50
Dividend per preferred share	$0.4844	$0.4844

* Core earnings is a non-Generally Accepted Accounting Principles ("GAAP") financial measure. See the section entitled "Non-GAAP Financial Information" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measure to core earnings.

Exhibit 99.1

Financial Summary

During the fourth quarter, the Company generated $0.48 in core earnings, and the book value improved 1.9% to $17.97. This was accomplished while continuing to reposition the investment portfolio to be less interest rate sensitive. The Company repurchased 10.7 million shares of common stock with an average price of $14.97 which added approximately $0.23 to the book value. In addition, the Company sold approximately $2.3 billion in 30 year fixed-rate Agency mortgage-backed securities ("MBS") and allocated the capital to Agency hybrid adjustable rate mortgages ("ARM"), residential loan securitizations, risk-sharing programs offered by government-sponsored enterprises ("GSE") and commercial real estate loans.

The Company's net loss for the fourth quarter was ($84.3) million or ($0.63) per common share and was primarily driven by the sale of Agency MBS that resulted in a loss on sale of ($142.5) million or ($1.08) per common share compared to a loss on sale of ($69.3) million or ($0.51) per common share in the third quarter. In addition, the Company sold interest rate swaptions realizing a loss of ($9.9) million or ($0.08) per common share in the fourth quarter compared to a gain of $39.1 million or $0.29 per common share in the third quarter. The Company had unrealized gains on its hedging portfolio that flow through earnings of $7.9 million or $0.06 per common share for the quarter ended December 31, 2013 compared to unrealized losses of ($46.0) million or ($0.34) per common share for the quarter ended September 30, 2013.

As of December 31, 2013, the Company’s MBS portfolio was $17.3 billion, a decrease of $1.5 billion from September 30, 2013. In addition, the Company increased its portfolio of loans held for investment to $1.9 billion, an increase of $325.1 million from September 30, 2013. For the quarter ended December 31, 2013, average earning assets were $20.1 billion, representing a decrease of $389.2 million from September 30, 2013. The portfolio generated interest income of $174.9 million during the three months ended December 31, 2013, which reflects an increase of $3.6 million from the three months ended September 30, 2013. The increase in interest income was a result of changing the portfolio composition during the quarter which included selling lower yielding fixed rate assets.

For the quarter ended December 31, 2013, the Company had average borrowings of approximately $17.9 billion and interest expense, including cost of hedging, of $95.6 million, compared to $18.2 billion and $89.6 million, respectively, for the third quarter of 2013. The Company's average cost of funds was 2.14% and 1.97% for the fourth quarter and third quarter, respectively. The increase in cost of funds was due to higher hedging costs related to forward starting swaps entered into in prior periods that the Company began paying on in the fourth quarter.

Operating expenses for the fourth quarter of 2013 totaled $14.2 million, compared to $13.2 million for the third quarter. The ratio of operating expenses to average equity for the fourth quarter was 2.36%, which was an increase of 18 basis points from the third quarter. The increase was primarily due to one-time costs and lower equity after share repurchases.

The Company declared a common stock dividend of $0.50 per share for the fourth quarter of 2013. The dividend was paid on January 28, 2014.

The Company declared a preferred stock dividend of $0.4844 per share for the fourth quarter of 2013. The dividend was paid on January 27, 2014.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm.

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, February 20, 2014, at 8:30 a.m. ET, by calling one of the following numbers:

US/Canada Toll Free:    888-942-8507
International:        415-228-4839
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 6, 2014 by calling:

866-446-5469 (North America) or 203-369-1145 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
$ in thousands, except per share data	2013	2012	2013	2012
Interest Income
Mortgage-backed securities	160,168	145,389	646,787	566,830
Residential loans	13,679	—	34,122	—
Commercial loans	1,019	—	1,451	—
Total interest income	174,866	145,389	682,360	566,830
Interest Expense
Repurchase agreements	79,061	65,093	287,547	237,405
Exchangeable senior notes	5,620	—	18,023	—
Asset-backed securities	10,960	—	26,682	—
Total interest expense	95,641	65,093	332,252	237,405
Net interest income	79,225	80,296	350,108	329,425
Provision for loan losses	134	—	884	—
Net interest income after provision for loan losses	79,091	80,296	349,224	329,425
Other Income (loss)
Gain (loss) on sale of investments, net	(142,530)	23,236	(199,449)	48,215
Equity in earnings and fair value change in unconsolidated ventures	176	937	5,345	7,169
Realized and unrealized gain (loss) on interest rate derivative instruments	(4,421)	(1,382)	40,003	(4,232)
Realized and unrealized credit default swap income	299	420	1,127	3,115
Total other income (loss)	(146,476)	23,211	(152,974)	54,267
Expenses
Management fee – related party	10,533	9,285	42,639	35,658
General and administrative	3,660	892	10,505	4,026
Total expenses	14,193	10,177	53,144	39,684
Net income (loss)	(81,578)	93,330	143,106	344,008
Net income (loss) attributable to non-controlling interest	(906)	1,098	1,486	4,123
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(80,672)	92,232	141,620	339,885
Dividends to preferred shareholders	2,712	2,713	10,851	5,395
Net income (loss) attributable to common shareholders	(83,384)	89,519	130,769	334,490
Earnings (loss) per share:
Net income (loss) attributable to common shareholders
Basic	(0.63)	0.77	0.99	2.89
Diluted	(0.63)	0.77	0.99	2.89

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

$ in thousands, except share and per share amounts	As of
ASSETS	December 31, 2013	December 31, 2012
Mortgage-backed securities, at fair value	17,348,657	18,470,563
Residential loans, held-for-investment, net of loan loss reserve	1,810,262	—
Commercial loans, held-for-investment, net of loan loss reserve	64,599	—
Cash and cash equivalents	210,612	286,474
Due from counterparties	1,500	—
Investment related receivable	515,404	41,429
Investments in unconsolidated ventures, at fair value	44,403	35,301
Accrued interest receivable	68,246	62,977
Derivative assets, at fair value	262,059	6,469
Deferred securitization and financing costs	13,894	—
Other investments	10,000	10,000
Other assets	1,343	1,547
Total assets(1)	20,350,979	18,914,760
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	15,451,675	15,720,460
Asset-backed securities	1,643,741	—
Exchangeable senior notes	400,000	—
Derivative liability, at fair value	263,204	436,440
Dividends and distributions payable	66,087	79,165
Investment related payable	28,842	63,715
Accrued interest payable	26,492	15,275
Collateral held payable	52,698	—
Accounts payable and accrued expenses	4,304	877
Due to affiliate	10,701	9,308
Total liabilities(1)	17,947,744	16,325,240
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized, 7.75% series A cumulative redeemable, 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference) at December 31, 2013 and 2012, respectively	135,356	135,362
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 124,510,246 and 116,195,500 shares issued and outstanding, at December 31, 2013 and 2012, respectively	1,245	1,162
Additional paid in capital	2,552,464	2,316,290
Accumulated other comprehensive income (loss)	(156,993)	86,436
Retained earnings (distributions in excess of earnings)	(155,957)	18,848
Total shareholders’ equity	2,376,115	2,558,098
Non-controlling interest	27,120	31,422
Total equity	2,403,235	2,589,520
Total liabilities and equity	20,350,979	18,914,760

(1)
The Company's consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the primary beneficiary (IAS Asset I LLC, an indirect subsidiary of the Company). As of December 31, 2013 and December 31, 2012, total assets of the consolidated VIEs were $1,819,295 and $0, respectively, and total liabilities of the consolidated VIEs were $1,648,400 and $0, respectively.

Exhibit 99.1

Non-GAAP Financial Information

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measure of “core earnings.” The Company’s management uses core earnings in its internal analysis of results and believes this information is useful to investors for the reasons explained below.

The Company calculates core earnings as U.S. GAAP net income attributable to common shareholders excluding gain (loss) on sale of investments, net and realized and unrealized gain (loss) on interest rate derivative instruments. The Company records changes in the valuation of its investment portfolio and certain interest rate swaps in other comprehensive income. In addition, the Company uses swaptions and invests in U.S. Treasury futures that do not qualify under U.S. GAAP for inclusion in other comprehensive income and, as such, the changes in valuation are recorded in the period in which they occur. For internal portfolio analysis, the Company’s management deducts these gains and losses from U.S. GAAP net income to provide a consistent view of investment portfolio performance across reporting periods.

The Company believes the presentation of core earnings allows investors to evaluate and compare the performance of the Company to that of its peers because core earnings measures investment portfolio performance over multiple reporting periods by removing realized and unrealized gains and losses. As such, the Company believes that the disclosure of core earnings is useful and meaningful to its investors.

However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions. In addition, the Company's methodology for calculating core earnings may differ from those employed by other companies for a similarly described measure and, therefore, may not be comparable.

The table below provides a reconciliation of U.S. GAAP net income attributable to common shareholders to core earnings for the following periods:

Reconciliation of Net Income Attributable to Common Shareholders to Core Earnings (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
$ in thousands, except per share data	2013	2012	2013	2012
Net income (loss) attributable to common shareholders	(83,384)	89,519	130,769	334,490
Adjustments
(Gain) loss on sale of investments, net	142,530	(23,236)	199,449	(48,215)
Realized (gain) loss on interest rate derivative instruments	12,308	—	(53,926)	—
Unrealized (gain) loss on interest rate derivative instruments	(7,887)	1,382	13,923	4,232
Total adjustments	146,951	(21,854)	159,446	(43,983)
Core earnings	63,567	67,665	290,215	290,507
Basic earnings (loss) per common share	(0.63)	0.77	0.99	2.89
Core earnings per share attributable to common shareholders	0.48	0.59	2.19	2.52

Exhibit 99.1

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s MBS portfolio as of December 31, 2013:

December 31, 2013
$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain/ (Loss), net	Fair Value	Net Weighted Average Coupon (1)	Period- end Weighted Average Yield (2)	Quarterly Weighted Average Yield (3)
Agency RMBS:
15 year fixed-rate	1,637,988	83,799	1,721,787	22,494	1,744,281	4.02%	2.54%	2.61%
30 year fixed-rate	6,494,723	435,680	6,930,403	(228,250)	6,702,153	4.11%	2.96%	3.13%
ARM	251,693	992	252,685	597	253,282	2.80%	2.62%	2.41%
Hybrid ARM	1,764,472	9,470	1,773,942	(3,384)	1,770,558	2.69%	2.46%	2.06%
Total Agency pass-through	10,148,876	529,941	10,678,817	(208,543)	10,470,274	3.82%	2.80%	2.90%
Agency-CMO(4)	1,532,474	(1,051,777)	480,697	(6,183)	474,514	2.76%	3.82%	3.47%
Non-Agency RMBS(5)	4,361,730	(618,634)	3,743,096	32,213	3,775,309	3.74%	3.75%	4.60%
CMBS(6)	4,630,363	(2,032,945)	2,597,418	31,142	2,628,560	3.38%	4.62%	4.51%
Total	20,673,443	(3,173,415)	17,500,028	(151,371)	17,348,657	3.63%	3.30%	3.51%
____________________

(1)	Net weighted average coupon as of December 31, 2013 (“WAC”) is presented net of servicing and other fees.

(2)	Weighted average yield based on amortized cost as of December 31, 2013 incorporates future prepayment and loss assumptions.

(3)	Weighted average yield based on average amortized cost for the three months ended December 31, 2013 incorporates future prepayment and loss assumptions.

(4)	Included in the Agency-CMO are interest only securities which represent 25.0% of the balance based on fair value.

(5)	Non-Agency RMBS held by the Company is 58.4% variable rate, 32.4% fixed rate, and 9.2% floating rate based on fair value.

(6)	Included in the CMBS are interest-only securities and commercial real estate mezzanine loan pass-through certificates which represent 7.5% and 1.0% of the balance based on fair value, respectively.

Constant Prepayment Rates (CPR)
The CPR of our portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. Our Agency and non-Agency RMBS had a weighted average CPR of 9.7 and 13.1 for the three months ended December 31, 2013 and September 30, 2013, respectively. The table below shows the three month CPR for our RMBS compared to bonds with similar characteristics (“Cohorts”):

	December 31, 2013		September 30, 2013
	Company	Cohort	Company	Cohort
15 year Agency RMBS	12.3	14.1	15.9	23.9
30 year Agency RMBS	8.1	9.7	10.1	14.2
Agency Hybrid ARM RMBS	6.4	NA	18.1	NA
Non-Agency RMBS	12.4	NA	17.3	NA
Overall	9.7	NA	13.1	NA

Exhibit 99.1

Borrowings

The Company has entered into repurchase agreements and issued exchangeable senior notes to finance the majority of its portfolio of investments. The following table summarizes certain characteristics of the Company’s borrowings at December 31, 2013 and 2012:

$ in thousands	December 31, 2013			December 31, 2012
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)
Agency RMBS	10,281,154	0.38%	19	11,713,565	0.48%	16
Non-Agency RMBS	3,088,064	1.54%	33	2,450,960	1.75%	23
CMBS	2,082,457	1.39%	23	1,555,935	1.51%	18
Exchangeable Senior Notes	400,000	5.00%	1535	—	—%	0
Total	15,851,675	0.86%	60	15,720,460	0.78%	17

Exhibit 99.1

Interest Rate Hedges
As of December 31, 2013, the Company had the following interest rate derivatives outstanding:

$ in thousands Counterparty			Notional	Maturity Date	Fixed Interest Rate in Contract
SunTrust Bank			100,000	7/15/2014	2.79%
Deutsche Bank AG			200,000	1/15/2015	1.08%
Deutsche Bank AG			250,000	2/15/2015	1.14%
Credit Suisse International			100,000	2/24/2015	3.26%
Credit Suisse International			100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.			100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.			50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, LLC			300,000	1/24/2016	2.12%
The Bank of New York Mellon			300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, LLC			300,000	4/5/2016	2.48%
Citibank, N.A.			300,000	4/15/2016	1.67%
Credit Suisse International			500,000	4/15/2016	2.27%
The Bank of New York Mellon			500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.			500,000	5/16/2016	2.31%
Goldman Sachs Bank USA			500,000	5/24/2016	2.34%
Goldman Sachs Bank USA			250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.			250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.			500,000	6/24/2016	2.51%
Citibank, N.A.			500,000	10/15/2016	1.93%
Deutsche Bank AG			150,000	2/5/2018	2.90%
ING Capital Markets LLC			350,000	2/24/2018	0.95%
Morgan Stanley Capital Services, LLC			100,000	4/5/2018	3.10%
ING Capital Markets LLC			300,000	5/5/2018	0.79%
JPMorgan Chase Bank, N.A.			200,000	5/15/2018	2.93%
UBS AG			500,000	5/24/2018	1.10%
ING Capital Markets LLC			400,000	6/5/2018	0.87%
The Royal Bank of Scotland Plc			500,000	9/5/2018	1.04%
CME Clearing House	(3)	(4)	300,000	2/5/2021	2.50%
CME Clearing House	(3)	(4)	300,000	2/5/2021	2.69%
Wells Fargo Bank, N.A.			200,000	3/15/2021	3.14%
Citibank, N.A.			200,000	5/25/2021	2.83%
HSBC Bank USA, National Association	(1)		550,000	2/24/2022	2.45%
The Royal Bank of Scotland Plc	(2)		400,000	3/15/2023	2.39%
UBS AG	(2)		400,000	3/15/2023	2.51%
HSBC Bank USA, National Association			250,000	6/5/2023	1.91%
HSBC Bank USA, National Association			250,000	7/5/2023	1.97%
The Royal Bank of Scotland Plc			500,000	8/15/2023	1.98%
CME Clearing House	(4)		600,000	8/24/2023	2.88%
UBS AG			250,000	11/15/2023	2.23%
HSBC Bank USA, National Association			500,000	12/15/2023	2.20%
Total			12,800,000		2.12%

(1)	Forward start date of February 2015

(2)	Forward start date of March 2015

(3)	Forward start date of February 2016

(4)
Beginning June 10, 2013, regulations promulgated under The Dodd-Frank Wall Street Reform and Consumer Protection Act mandate that the Company clear new interest rate swap transactions through a central counterparty. Transactions that are centrally cleared result in the Company facing a clearing house, rather than a swap dealer, as counterparty. Central clearing requires the Company to post collateral in the form of initial and variation margin to the clearing house which reduces default risk.

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the three and twelve month periods ending December 31, 2013 and 2012.

	Three Months Ended December 31,		Years Ended December 31,
$ in thousands	2013	2012	2013	2012
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,750,763	2,114,987	1,897,780	2,302,218
30 year fixed-rate, at amortized cost	8,208,893	9,665,370	10,217,822	8,395,560
ARM, at amortized cost	218,345	116,608	122,225	150,377
Hybrid ARM, at amortized cost	1,472,418	591,081	758,625	1,028,432
MBS-CMO, at amortized cost	484,222	510,292	496,607	465,469
Non-Agency RMBS, at amortized cost	3,685,745	2,922,411	3,602,772	2,524,635
CMBS, at amortized cost	2,562,026	1,855,546	2,412,694	1,461,359
Residential Loans, at amortized cost	1,637,121	—	1,006,374	—
Commercial Loans, at amortized cost	43,938	—	14,858	—
Average MBS and Loans portfolio	20,063,471	17,776,295	20,529,757	16,328,050
Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.61%	2.37%	2.32%	2.54%
30 year fixed-rate	3.13%	2.88%	2.88%	3.12%
ARM	2.41%	2.02%	2.35%	2.51%
Hybrid ARM	2.06%	2.22%	2.18%	2.60%
MBS—CMO	3.47%	1.51%	2.26%	2.02%
Non-Agency RMBS	4.60%	4.80%	4.60%	5.16%
CMBS	4.51%	4.82%	4.64%	5.22%
Residential loans	3.31%	n/a	3.30%	n/a
Commercial loans	9.17%	n/a	9.77%	n/a
Average portfolio	3.49%	3.27%	3.32%	3.47%
Average Borrowings*:
Agency RMBS	10,922,137	12,010,877	12,107,119	11,161,176
Non-Agency RMBS	3,087,235	2,313,014	2,854,423	1,902,754
CMBS	1,973,330	1,498,221	1,900,365	1,108,438
Exchangeable senior notes	400,000	—	321,111	—
Asset-backed securities	1,484,547	—	916,786	—
Total borrowed funds	17,867,249	15,822,112	18,099,804	14,172,368
Maximum borrowings during the period (2)	18,058,789	16,227,024	19,710,901	16,227,024

Average Cost of Funds (3):
Agency RMBS	0.39%	0.45%	0.40%	0.39%
Non-Agency RMBS	1.56%	1.71%	1.60%	1.76%
CMBS	1.43%	1.50%	1.45%	1.55%
Exchangeable senior notes	5.62%	n/a	5.61%	n/a
Asset-backed securities	2.95%	n/a	2.91%	n/a
Unhedged cost of funds	1.03%	0.74%	0.92%	0.67%
Hedged cost of funds	2.14%	1.65%	1.84%	1.68%
Average Equity (4):	2,403,443	2,482,487	2,577,817	2,262,851
Average debt/equity ratio (average during period)	7.4x	6.4x	7.0x	6.3x
Debt/equity ratio (as of period end)	7.3x	6.1x	7.3x	6.1x

Exhibit 99.1

*
Average amounts for each period are based on weighted month-end balances; all percentages are annualized. For the three and twelve months ended December 31, 2013 the average balances are presented on an amortized cost basis.

(1)
Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the average of amortized cost of the investments. All yields are annualized.

(2)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(3)	Average cost of funds is calculated by dividing annualized interest expense by our average borrowings.

(4)	Average equity is calculated based on a weighted balance basis.